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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. (20549)

                                 ______________

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 2, 2005

                                 ______________

                           ILINC COMMUNICATIONS, INC.
                           --------------------------
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                                76-0545043
(State or Other Jurisdiction                                  (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                                     1-13725
                            (Commission File Number)

2999 NORTH 44TH STREET, SUITE 650, PHOENIX, ARIZONA                 85018
   (Address of Principal Executive Offices)                       (Zip Code)

                                 (602) 952-1200
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 ______________




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ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

On September 2, 2005, the Company executed a definitive agreement to issue 40,000 unregistered shares of its Series B Preferred Stock, par value $0.001 (the "Preferred Stock") and warrants to purchase 400,000 shares of its common stock (the "Warrants") in a private transaction that was exempt from registration under Section 4(2) of the Securities Act of 1933, to Leeds Equity Partners III, L.P., a Delaware limited partnership, Investor Growth Capital Limited, a Guernsey corporation and Investor Group, L.P., a Guernsey limited partnership (collectively, the "Quisic Investors"). The Preferred Stock and Warrants were issued in exchange for the discharge of an accrued liability in the amount of $400,000 that arose from the Quisic transaction that closed in June of 2002. The Preferred Stock bears an 8% dividend, with the shares of Preferred Stock convertible into 1,600,000 shares of the Company's common stock using a deemed $10.00 per share issue price and a conversion price of $0.25 per share, and Warrants that are exercisable at an exercise price equal to $0.50 per share, with the Warrants expiring on the third anniversary of the issue date of the Warrants.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       iLINC COMMUNICATIONS, INC.


                                       By: /s/ James M. Powers, Jr.
                                           -------------------------------------
                                           President and Chief Executive Officer
Date:  September 8, 2005